SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report(Date of earliest event reported): March 3, 2004


                               Pipeline Data Inc.
             (Exact name of registrant as specified in its charter)


            DELAWARE                    333-79831              13-3953764
(State or other jurisdiction of       (Registration)         (IRS Employer
 incorporation or organization                              Identification No.)

             1599 Washington Street, Braintree, Massachusetts 02184
                    (Address of principal executive offices)


                                 (800) 932-5708
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Event

     Pipeline Data Inc. ("Pipeline" or the "Company") entered into a financing arrangement with Laurus Master Fund, Ltd. ("Laurus" or the "Holder") as of February 27, 2004, providing up to $3.0 million in financing. Under the arrangement, Pipeline issued $2,000,000 in 6% convertible term notes at a conversion price of $1.00 to Laurus, and Laurus agreed, subject to certain conditions, to purchase up to an additional $1,000,000 of Pipeline's 6%
convertible term notes. Laurus was also issued warrants to purchase up to 500,000 shares of Pipeline's common stock.

     The principal documents involved are a Securities Purchase Agreement, a Security Agreement, a Convertible Term Note, a warrant to purchase common stock of the Company and a registration rights agreement. All of the documents are dated February 27, 2004.


     The Term Loan has a term of three years and accrues interest at the greater of prime plus 2% or 6%. Interest shall be payable monthly in arrears commencing on April 1, 2004, and on the first day of each consecutive calendar month thereafter. Monthly payments shall commence at the rate of $33,333.00. From April 1, 2005 through March 1, 2007, the monthly amortization shall be increased to $41,667.00

     On a month by month basis, the interest rate is subject to adjustment in 0.25% increments in the event certain conditions are met, including that the common stock underlying the conversion of the convertible term note and the warrant issued to Holder are registered with the Securities and Exchange Commission and whether and to what extent the average price of the stock exceeds or is less than the fixed conversion price. Notwithstanding the foregoing, the interest rate will not exceed the interest rate as of February 27, 2004.

     The Holder also has the option to convert all or a portion of the Term Loan into shares of the Company's common stock at any time, subject to certain limitations, at a fixed conversion price of $1.00 per share. The Term Loan is secured by a blanket lien on all the Company's assets. In conjunction with the Term Loan, Laurus was paid a fee of $105,000 and received a warrant to purchase up to 500,000 shares of the Company's common stock at prices ranging from $1.25 per share to $1.75 per share. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events.

     The Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares issuable upon conversion of the Term Loan and the exercise of Laurus' warrants.

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


     GunnAllen Financial, Inc. received a finder's fee with respect to this transaction. The arrangement with GunnAllen provided for the following fee: 3% Cash 2% Stock on first million dollars raised, 2% Cash 2% Stock on second million dollars raised, 1. 5% Cash 1.5% Stock on third million dollars raised, 1% Cash 1% Stock on fourth million dollars raised, and 1% Cash thereafter. The issued stock is subject to piggyback registration rights. The financing was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D of the Securities Act.

     The description of the Securities Purchase Agreement, the Security Agreement, the Convertible Term Note and the other principal documents are not intended to be complete and are qualified in their entirety by the complete text of the Securities Purchase Agreement, the Security Agreement, the Convertible Term Note, the Common Stock Purchase Warrant and the Registration Rights
Agreements, which are attached as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, to this report and are incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

(a)  Not Applicable

(b)  Not Applicable

(c)  Not Applicable

10.1 Securities Purchase Agreement dated February 27, 2004 between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.2 Convertible Term Note dated February 27, 2004, made by Pipeline Data Inc. in favor of Laurus Master Fund, Ltd.

10.3 Security Agreement dated February 27, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.4 Registration Rights Agreement dated February 27, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.5 Common Stock Purchase Warrant dated February 27, 2004 issued by Pipeline Data Inc, in favor of Laurus Master Fund, Ltd.


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



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                   PIPELINE DATA INC.


Dated:  March 3, 2004                              By: /s/ MacAllister Smith
        -------------                                  ---------------------
                                                       MacAllister Smith
                                                       Chief Executive Officer
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                                INDEX TO EXHIBITS

Exhibit
Number      Description


10.1 Securities Purchase Agreement dated February 27, 2004 between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.2 Convertible Term Note dated February 27, 2004, made by Pipeline Data Inc. in favor of Laurus Master Fund, Ltd.

10.3 Security Agreement dated February 27, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.4 Registration Rights Agreement dated February 27, 2004 by and between Pipeline Data Inc. and Laurus Master Fund, Ltd.

10.5 Common Stock Purchase Warrant dated February 27, 2004 issued by Pipeline Data Inc. in favor of Laurus Master Fund, Ltd.









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